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                                                                     EXHIBIT 4.9

THIS WARRANT AND THE SHARES ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933 ("ACT"), AND THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

                             STOCK PURCHASE WARRANT
              RIGHT TO PURCHASE UP TO 90,000 SHARES OF COMMON STOCK

THIS CERTIFIES THAT Renwick Corporate Finance, Inc. and all registered and permitted assigns (collectively, "Holder") is entitled to purchase, on or before February 5, 2000, up to 90,000 shares of the common stock ("Common Stock") of AMERICAN TECHNOLOGY CORPORATION (the "Corporation" or "Company") upon exercise of this Warrant along with presentation of the full purchase price as provided herein. The purchase price of the common stock upon exercise of this Warrant ("Warrant Shares") is equal to Five Dollars ($5.00) per share (the "Exercise Price"). This Warrant is granted to Holder in consideration of Holder's execution of that certain letter agreement dated February 5, 1997 between the Holder and the Company. The number of shares of Common Stock purchasable pursuant to this Warrant is subject to vesting as provided in Section 3.

1. Exercise of Warrant.

(a) This Warrant may be exercised in whole or in part on any business day on or before the expiration date listed above by presentation and surrender hereof to the Company at its principal office of an exercise request and the Exercise Price in lawful money of the United States of America in the form of a wire transfer or check, subject to collection, for the number of Warrant Shares specified in the exercise request. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and an exercise request and representations, together with proper payment of the Exercise Price, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all transfer agent fees, documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

(b) At any time during the Exercise Period, the Holder may, at its option, exchange this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section (1)(b), by surrendering this Warrant at the principal office of the Company, accompanied by a written notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date the Notice of Exchange is received by the Company or such later date as may be specified in the Notice of Exchange (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new Warrant of like tenor evidencing the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares (rounded to the next highest integer) equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall be the average closing price for the 5-day period prior to the Exchange Date.

2. Adjustment of Exercise Price and Number of Shares Deliverable Upon Exercise of Warrant.

The Exercise Price and the number of Shares purchasable upon the exercise of this Warrant are subject to adjustment from time to time upon the occurrence of the events enumerated in this paragraph.

(a) In case the Corporation shall at any time after the date of this Warrant:

     (i) Pay a dividend of its shares of its Common Stock or make a distribution in shares, or rights or warrants to purchase shares of its Common Stock with respect to its outstanding Common Stock;

     (ii) Subdivide its outstanding shares of Common Stock;



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     (iii) Combine its outstanding shares of Common Stock; or

     (iv) Issue any other shares of capital stock by reclassification of its shares of Common Stock the Exercise Price in effect and the number of Warrant Shares purchasable at the time of the record date of such dividend, subdivision, combination, or reclassification shall be proportionately adjusted so that Holder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised prior to such event, Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

(b) In case of any reorganization of the Corporation, or in case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value. or from par value to no par value, or from no par value to par value, or as a result of a subdivision or split-up or combination of the Common Stock), or in case of any consolidation or merger of the Company with or into another entity (other than a consolidation or merger with a subsidiary or a continuing corporation), or in case of any sale or conveyance to another entity of all or substantially all of the property of the Corporation, then, as a condition of such reorganization, reclassification, change, consolidation, merger, sale, or conveyance, the Corporation or such successor or purchasing entity, as the case may be, shall forthwith provide to Holder a supplemental warrant (the "Supplement Warrant") which will make lawful and adequate provision whereby Holder shall have the right thereafter to receive, upon exercise of such Supplemental Warrant, the kind and amount of shares and other securities and property which would have been received upon such reorganization, reclassification, change, consolidation, merger, sale, or conveyance by a holder of a number of shares of Common Stock equal to the number of Shares issuable upon exercise of this Warrant immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, or conveyance. Such Supplemental Warrant shall include provisions for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this paragraph. The above provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, or conveyances.

3. Vesting.

The number of Warrant Shares described above shall vest and become exercisable only at the rate of 15,000 Warrant Shares (as may be adjusted for events outlined in this Warrant) for each full month of financial advisory services, prorated for any partial month, pursuant to that certain letter agreement dated February 5, 1997 between Holder and the Company. Accordingly 15,000 Warrant Shares shall vest and become exercisable on March 5, 1997 and each full month of service thereafter with all 90,000 Warrant Shares becoming fully vested and exercisable on August 5, 1997. Any written termination of the letter agreement by the Company or Holder shall serve as termination of vesting and any unvested shares as of the date of termination shall be canceled and unexercisable for the term of the Warrant. The Warrant shall remain in effect and fully exercisable into the number of Warrant Shares so vested.

4. Registration Rights.

If the shares underlying this Warrant can be registered within the same registration statement selected by the Company for the securities issued in connection with the Private Placement Memorandum dated March 6, 1997 then the Company shall include such Warrant Shares. Otherwise;

(1) The Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrant Shares (such persons being collectively referred to herein as "holders") by written notice at least two weeks prior to the filing of any new registration statement ("Registration Statement") under the Securities Act of 1933 (the "Act") covering securities of the Company, other than a Registration Statement filed with respect to any employee benefit plan or an offering solely related to an acquisition for which such Warrant Shares cannot be appropriately registered or which does not permit registration of the Warrants or Warrant Shares, and will for a period of five years, from the date of this Warrant upon the request of any such holder, include in any such registration statement the number of Warrant Shares holder desires to include in the Registration Statement. In the event the managing underwriter for any said registration advises the Company that the inclusion of the Warrant Shares would be detrimental to the offering, then such Warrant Shares shall be included in the Registration Statement only if the Holder agrees in writing, for a period of up to 120 days following such offering, not to sell or otherwise dispose of the Warrant Shares. The Company shall supply prospectuses and other documents as the Holder may request in order to facilitate the public sale or other disposition of the Warrant Shares for sale in such states where the Company qualifies its other securities pursuant to the Registration Statement for sale and do any and all other acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant or Warrant Shares. The Holder need not



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exercise the Warrant to have the Warrant Shares included in a registration statement. Nothing in this Section shall be construed to extend the expiration date of this Warrant.

(2)  The following provision of this Section shall also be applicable:

     (A) The Company shall bear the entire cost and expense of any registration of securities initiated by it notwithstanding that Warrants Shares subject to this Warrant may be included in any such registration. Any holder whose Warrant Shares are included in any such registration statement shall, however, bear the fees of his own counsel, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

     (B) Neither the giving of any notice by any holder nor making of any request for prospectus shall impose upon such holder or owner making such request any obligation to sell any Warrant Shares, or exercise any Warrants.

     The Company's agreements with respect to Warrant Shares in this Section shall continue in effect regardless of the exercise and surrender of this Warrant.

5. Assignment or Loss of Warrant.

(a) Any sale, transfer, assignment, hypothecation or other disposition of this Warrant or of the Warrant Shares shall only be made if any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission and (i) a Registration Statement under the Act including such Shares is currently in effect, or (ii) in the opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, a current Registration Statement is not required for such disposition of the shares. Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear the following legend (unless, in the opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, such legend is not required):

          "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED EXCEPT UPON DELIVERY TO THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT OF 1933, AS AMENDED."

(b) The Holder understands that the Company may place, and may instruct any transfer agent or depository for the Shares to place, a stop transfer notation in the securities records in respect of the Shares.

(c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

6. Reservation of Shares.

The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's articles of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

7. Notices to Warrant Holders. No Shareholder Rights.

So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date, as the case may be, a notice containing a brief description of the proposed action and stating the date on which such action is to take place



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and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

Nothing in this Warrant shall be construed as conferring upon the Holder or its transferees any rights as a stockholder in the Company, including the right to vote, receive dividends, consent or receive notices as a stockholder in respect to any meeting of stockholders.

8. Arbitration.

In the event that a dispute arises between the Corporation and the Holder of this Warrant as to any matte relating to this Warrant, the matter shall be settled by arbitration in San Diego, California in accordance with the Rules of the American Arbitration Association and the award rendered by such arbitrator(s) shall not be subject to appeal and may be entered in any federal or state court located in California having jurisdiction thereof, and actions or proceedings shall be brought in no other forum or venue.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officers effective this 5th day of February 1997.

                                       AMERICAN TECHNOLOGY CORPORATION

                                       BY /s/ ROBERT PUTNAM
                                              Robert Putnam, President

                                       BY /s/ RICHARD M. WAGNER
                                              Richard M. Wagner, Secretary

ACKNOWLEDGMENT OF REPRESENTATION:

/s/ RICHARD MRGDCHIAN
Warrant Holder



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